Exhibit 10.5

LOCK-UP AGREEMENT

July 24, 2017

Harmony Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017

NextDecade, LLC
3 Waterway Square Place, Suite 400
The Woodlands, Texas 77380

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated April 17, 2017, by and among Harmony Merger Corp., a Delaware corporation (“Parent”), Harmony Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Parent (“Merger Sub”), NextDecade, LLC, a Delaware limited liability company (“NextDecade”) and the other signatories parties thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

To induce the parties to consummate the Transactions, the undersigned hereby agrees that it will not, during the period commencing on the date hereof and ending one hundred and eighty (180)  days after the date hereof (the “Restricted Period), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other Related Securities (as defined below) so owned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Parent Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Parent Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Parent Common Stock or Related Securities acquired in open market transactions after the Merger, (b) if the undersigned is a corporation, partnership, limited liability company or other business entity, a disposition, transfer or distribution of shares of Parent Common Stock or Related Securities to its affiliates, limited or general partners, members, stockholders or other equity holders of the undersigned, (c) if the undersigned is an individual, transfers of shares of Parent Common Stock or Related Securities as bona fide gifts or to a trust the beneficiaries of which are exclusively the undersigned or immediate family members of the undersigned, (d) transactions relating to shares of Parent Common Stock or Related Securities by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (e) if the undersigned is an individual, transfers of shares of Parent Common Stock or

Related Securities by will or intestacy, (f) the exercise of options, stock appreciation rights or warrants to purchase shares of Parent Common Stock or (g) transfers, sales, tenders or other dispositions of Parent Common Stock to a bona fide third party pursuant to a tender offer for securities of Parent or any merger, consolidation or other business combination involving a Change of Control of Parent that, in each case with respect to this clause (g), has been approved by the board of directors of Parent (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Parent Common Stock in connection with any such transaction, or vote any Parent Common Stock in favor of any such transaction); provided that all shares of Parent Common Stock subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Parent Common Stock subject to this agreement shall remain subject to the restrictions herein or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer, sale or any other disposition of shares of Parent Common Stock; provided that (A) in the case of any transfer, distribution or sale pursuant to clauses (b), (c), (d) or (e) above, each donee, transferee or pledgee shall sign and deliver a lock-up agreement substantially in the form of this letter, (B) in the case of any transfer or distribution pursuant to clauses (a), (b) and (c), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above), (C) in the case of clause (f) above, that any shares of Parent Common Stock received upon such exercise, vesting, conversion, exchange or settlement shall be subject to all of the restrictions set forth in this agreement, (D) in the case of clause (h) above such plan does not provide for the transfer of shares of Parent Common Stock during the Restricted Period and the entry into such plan is not publicly disclosed, including in any filing under the Exchange Act, during the Restricted Period and, (E) any filing or announcement by Parent or the undersigned relating to a transfer or distribution under clauses (d), (e), (f) or (g) above shall briefly note the applicable circumstances that cause such clause to apply and explain that the filing or announcement relates solely to transfers or distributions falling within the category described in the relevant clause. Parent, NextDecade, and the undersigned agree that fifty percent (50%) of the Parent Common Stock issued by Parent to the undersigned at Closing shall be automatically released from this lock-up agreement prior to the expiration of the Restricted Period on the first day following the date on which the closing price of Parent Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations or similar events) for any twenty (20) trading days within any thirty (30) trading-day period commencing after the Closing.

“Related Securities” shall mean any options or warrants or other rights to acquire Parent Common Stock (including any Contingent Shares issued to the undersigned within the Restricted Period) or any securities exchangeable or exercisable for or convertible into Parent Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Parent Common Stock.

“Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of Parent’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than fifty percent (50%) of the outstanding voting securities of Parent (or the surviving entity).

“Public Offering” means an underwritten public offering of registrable securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

The undersigned understands that Parent and NextDecade are relying upon this agreement in proceeding toward consummation of the Merger.  The undersigned further understands that this agreement is irrevocable.

Notwithstanding anything herein to the contrary, this agreement shall be of no further force or effect and the undersigned shall be released from all obligations under this agreement upon the earlier of (i) the termination of the Merger Agreement and (ii) the first business day following the expiration of the Restricted Period.

This agreement shall be legally binding on the undersigned and on the undersigned’s successors and permitted assigns and shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

The undersigned irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware in connection with any matter based upon or arising out of this agreement, agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware and waives and covenants not to assert or plead any objection which it might otherwise have to such manner of service of process. The undersigned waives, and shall not assert as a defense in any legal dispute, that (a) it is not personally subject to the jurisdiction of the above named courts for any reason, (b) such Legal Proceeding may not be brought or is not maintainable in such court, (c) its property is exempt or immune from execution, (d) such Legal Proceeding is brought in an inconvenient forum or (e) the venue of such Legal Proceeding is improper.  THE UNDERSIGNED UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, THE UNDERSIGNED SHALL NOT ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.  FURTHERMORE, THE UNDERSIGNED SHALL NOT SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

IN WITNESS WHEREOF, the undersigned has caused this agreement to be executed as of the date first written above.

Very truly yours,

HCN LP

/s/ John Freese
Name: John Freese
Its: Authorized Signatory

Address

/s/ Suzanne McDermott
Suzanne McDermott
Chief Compliance Officer

[Signature Page to Lock-Up Agreement]